Exhibit 99.1

PCTEL Declares Regular Quarterly Dividend and Schedules Fourth

Quarter 2011 Earnings Call

Declares Dividend of $0.03 per Share

BLOOMINGDALE, IL, January 25, 2012 — PCTEL, Inc. (NASDAQ:PCTI), a leader in antenna and scanning receiver solutions, today announced the declaration of its regular quarterly dividend of $0.03 per share on its common stock, payable February 15, 2012 to shareholders of record at the close of business on February 8, 2012.

PCTEL also announced it will release its financial results for the fourth quarter and fiscal year ended December 31, 2011 on Wednesday, February 22, 2012. An earnings conference call will follow the release at 5:15 p.m. Eastern Time.

The call can be accessed by dialing (877) 693-6682 (U.S. / Canada) or (706) 679-6397 (International) conference ID: 40806460. The call will also be webcast at http://investor.pctel.com/events.cfm. Marty Singer, Chairman and Chief Executive Officer, and John Schoen, Chief Financial Officer, will discuss the fourth quarter and fiscal year ended December 31, 2011 results and the company’s business outlook. A replay will be available for two weeks after the call on either the website listed above, or by calling (855) 859-2056 (U.S./Canada), or International (404) 537-3406 Conference ID: 40806460.

About PCTEL

PCTEL, Inc. (NASDAQ: PCTI), develops antenna, scanning receiver, and network solutions for the global wireless market. The company’s SeeGull® scanning receivers, SeeHawk™ visualization tool, and CLARIFY® system measure, monitor and optimize cellular networks. PCTEL develops and supports scanning receivers for LTE, TD-LTE, EVDO, CDMA, WCDMA, TD-SCDMA, GSM, and WiMAX networks.

PCTEL’s MAXRAD®, Bluewave™ and Wi-Sys™ antenna solutions address private network, public safety, and government applications. PCTEL develops and delivers high-value YAGI, Land Mobile Radio, WiFi, GPS, and broadband antennas (parabolic and flat panel). The company’s vertical markets include SCADA, Health Care, Smart Grid, Precision Agriculture, Indoor Wireless, Telemetry, Off-loading, and Wireless Backhaul. PCTEL Secure focuses on Android mobile platform security. For more information, please visit the company’s web sites www.pctel.com, www.antenna.com, www.antenna.pctel.com, www.rfsolutions.pctel.com or www.pctelsecure.com

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For further information contact:

Jack Seller

Public Relations

PCTEL, Inc.

(630)339-2116

jack.seller@pctel.com